EXHIBIT 32.1

CERTIFICATION OF PRESIDENT AND CHIEF EXECUTIVE OFFICER
PURSUANT TO 18 U.S.C. ss. 1350, AS ADOPTED PURSUANT TO SECTION 906

OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report (the “Report”) of Digerati Technologies, Inc. (the “Company”) on Form 10-Q for the period ending October 31, 2018, as filed with the Securities and Exchange Commission on the date hereof, I, Arthur L. Smith, President and Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. ss. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that,

1)	the Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2)	the information in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

December 14, 2018	By:	/s/ Arthur L. Smith
Arthur L. Smith
President and Chief Executive Officer